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                                                                     EXHIBIT 1.3

                      INLAND RETAIL REAL ESTATE TRUST, INC.

                        6,000,000 SHARES OF COMMON STOCK

                                 $.01 PAR VALUE

                       FORM OF WARRANT PURCHASE AGREEMENT

                                                          ________________, 2002

      This Warrant Purchase Agreement (the "Agreement") is made by and between Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), and Inland Securities Corporation, an Illinois corporation (the
"Warrantholder").

      The Company hereby agrees to issue and sell, and the Warrantholder agrees to purchase, for the price of $.0008 per warrant, warrants as hereinafter described (the "Soliciting Dealer Warrants") to purchase one share of the Company's shares of common stock, $.01 par value per share (the "Shares") for each 25 Shares sold by the Inland Securities Corporation acting as the managing dealer (the "Dealer Manager") and/or such broker-dealers registered with the National Association of Securities Dealers, Inc. as the Dealer Manager may designate (the "Soliciting Dealers"), up to a maximum of 6,000,000 Soliciting Dealer Warrants. The price per Share at which the Soliciting Dealer Warrants are exercisable and the number of Shares purchasable per Soliciting Dealer Warrant are subject to adjustment pursuant to Subsection (b) of Section 7 and Section 8 hereof. The Soliciting Dealer Warrants are being purchased in connection with a "best efforts" offering of 150,000,000 Shares (the "Offering"), pursuant to that certain Dealer Manager Agreement (the "Dealer Manager Agreement"), dated _______________ between the Company and the Warrantholder as the Dealer Manager and as a representative of the Soliciting Dealers who may receive Soliciting Dealer Warrants.

      The issuance of the Soliciting Dealer Warrants shall occur quarterly commencing 60 days after the date on which Shares are first sold pursuant to the Offering and such issuances shall be subject to the terms and conditions set forth in the Dealer Manager Agreement.

      In consideration of the foregoing and for the purpose of defining the terms and provisions of the Soliciting Dealer Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

      1. FORM AND TRANSFERABILITY OF SOLICITING DEALER WARRANTS.

      (a) REGISTRATION. The Soliciting Dealer Warrant(s) shall be numbered and shall be registered on the books of the Company when issued.
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      (b) FORM OF SOLICITING DEALER WARRANTS. The text and form of the
Soliciting Dealer Warrants and of the Election to Purchase shall be substantially as set forth in Exhibit "A" and Exhibit "B," respectively, attached hereto and incorporated herein. The price per Share (the "Warrant Price") and the number of Shares issuable upon exercise of the Soliciting Dealer Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Soliciting Dealer Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

      (c) TRANSFER. The Soliciting Dealer Warrants shall be transferable only on the books of the Company maintained at its principal office or that of its designated transfer agent, if designated, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Soliciting Dealer Warrant to the person entitled thereto. Assignments or transfers shall be made pursuant to the form of Assignment attached as Exhibit "C" hereto.

      (d) LIMITATIONS ON TRANSFER OF SOLICITING DEALER WARRANT. The Soliciting Dealer Warrants shall not be sold, transferred, assigned, pledged, exchanged or hypothecated (collectively "Transfer") by the Warrantholder, for a period of one year following the date that the registration statement relating to the Offering is declared effective by the Securities and Exchange Commission (the "Effective Date of the Offering"), except to: (i) one or more persons, each of whom on the date of transfer is a bona fide officer or partner of the Warrantholder or a bona fide officer or partner of a successor to the Warrantholder as provided in clause (iv) of this Subsection (d); (ii) a partnership or partnerships, all of the partners of which are a Warrantholder and one or more persons, each of whom on the date of transfer is a "Principal" (as that term is defined in the next paragraph of this Subsection (d)) of a Warrantholder or a Principal of a successor to a Warrantholder; (iii) broker-dealer firms which have executed, and are not then in default of, a "Soliciting Dealers Agreement" entered into with the Dealer Manager (the "Selling Group") and one or more persons, each of whom on the date of transfer is a Principal of a member of the Selling Group or a Principal of a successor to a member of the Selling Group; (iv) a successor to a Warrantholder through merger or consolidation; (v) a purchaser of all or substantially all of a Warrantholder's assets; or by (vi) will, pursuant to the laws of descent and distribution, or the operation of law; provided, however, that commencing one year from the Effective Date of the Offering, a Transfer may be made to a third party solely for the purpose of immediate exercise of the Soliciting Dealer Warrant and sale of the underlying Shares by such third party. Each Soliciting Dealer Warrant may be divided or combined, upon written request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares.

      As used above, the term "Principal" shall include an officer or partner of an entity which is a member of the National Association of Securities Dealers, Inc.

      Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee of the Soliciting Dealer Warrant, and the term "Warrant" shall include any and all


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Soliciting Dealer Warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

      (e) EXCHANGE OR ASSIGNMENT OF SOLICITING DEALER WARRANT. Any Soliciting Dealer Warrant certificate may be assigned or exchanged without expense for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Soliciting Dealer Warrant certificate shall make a request in writing, delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Soliciting Dealer Warrant to be so assigned or exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Soliciting Dealer Warrant certificate as so requested.

      Any Warrantholder desiring to assign a Soliciting Dealer Warrant shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Soliciting Dealer Warrant to be so assigned, with an instrument of assignment duly executed accompanied by proper evidence of assignment, succession or authority to transfer, and funds sufficient to pay any transfer tax, whereupon the Company shall, without charge, execute and deliver a new Soliciting Dealer Warrant certificate in the name of the assignee named in such instrument of assignment and the original Soliciting Dealer Warrant certificate shall promptly be canceled.

      2. TERMS AND EXERCISE OF SOLICITING DEALER WARRANTS.

      (a) EXERCISE PERIOD. Subject to the terms of this Agreement, the Warrantholder shall have the right to purchase one Share from the Company at a price of $12 (120% of the initial offering price per Share), subject to modification, as provided in Subsection (b) of Section 7 and in Section 8 below, during the time period beginning one year from the date the Soliciting Dealer Warrants are issued to the Warrantholder and ending on the date which shall be five years from the Effective Date of the Offering (the "Exercise Period"), or if any such date is a day on which banking institutions in Chicago, Illinois are authorized by law to close, then on the next succeeding day which shall not be such a day, to purchase from the Company up to the number of fully paid and nonassessable Shares which the Warrantholder may at the time be entitled to purchase pursuant to the Soliciting Dealer Warrant, a form of which is attached hereto as Exhibit "A."

      (b) METHOD OF EXERCISE. The Soliciting Dealer Warrant shall be exercised by surrender to the Company, at its principal office in Oak Brook, Illinois or at the office of the Company's stock transfer agent, if any, or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company, of the certificate evidencing the Soliciting Dealer Warrant to be exercised, together with the form of Election to Purchase, included as Exhibit "B" hereto, duly completed and signed, and upon payment to the Company of the Warrant Price (as determined in accordance with the provisions of Sections 7 and 8 hereof), for the number of Shares with respect to which


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such Soliciting Dealer Warrant is then being exercised together with all taxes applicable upon such exercise. Payment of the aggregate Warrant Price for the number of Shares with respect to which the Soliciting Dealer Warrant is being exercised shall be made in cash or by certified check or cashier's check, payable to the order of the Company. A Soliciting Dealer Warrant may not be exercised if the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have not been registered (or be exempt from registration) in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus relating to the Offering (the "Prospectus") required under the laws of such state cannot be delivered to the buyer on behalf of the Company. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrant to the extent such exercise will cause them to exceed the ownership limits set forth in the Company's Second Amendment and Restatement of Charter, as amended (the "Articles"). If any Soliciting Dealer Warrant has not been exercised by the end of the Exercise Period, it will terminate and the Warrantholder will have no further rights thereunder.

      (c) PARTIAL EXERCISE. The Soliciting Dealer Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that the Soliciting Dealer Warrant is exercised with respect to less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining Soliciting Dealer Warrants shall be issued by the Company.

      (d) SHARE ISSUANCE UPON EXERCISE. Upon such surrender of the Soliciting Dealer Warrant certificate and payment of such Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to the Warrantholder in such name or names as the Warrantholder may designate in writing, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Soliciting Dealer Warrant, together with cash, as provided in Section 9 hereof, with respect to any fractional Shares otherwise issuable upon such surrender. Such Shares shall bear the legend described in Section 5 below and any other legends generally placed on certificates for the Shares, including a legend provided for in the Articles with regard to restrictions on transferability for the purpose of the Company's maintenance of its status as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and to prohibit exceeding the ownership limits set forth in the Company's Articles, and the transfer and/or sale of any Shares so issued shall be limited in the manner and to the extent provided by such legends and ownership limits and the Articles and By-laws of the Company. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Shares as of the close of business on the date of the surrender of the Soliciting Dealer Warrant and payment of the Warrant Price, as hereinafter defined, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

      3. MUTILATED OR MISSING SOLICITING DEALER WARRANT.

      In case the certificate or certificates evidencing the Soliciting Dealer Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue


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and deliver in exchange and substitution for and upon cancellation of the mutilated certificate of certificates, or in lieu of and in substitution for the certificate or certificates lost, stolen or destroyed, a new Soliciting Dealer Warrant certificate or certificates of like tenor and date and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Soliciting Dealer Warrant, and of reasonable bond of indemnity, if requested, also satisfactory to the Company in form and amount and at the applicant's cost.

      4. RESERVATION OF SHARES.

      There has been reserved, and the Company shall at all times keep reserved so long as the Soliciting Dealer Warrants remains outstanding, out of its authorized Shares, such number of Shares as shall be subject to purchase under the outstanding Soliciting Dealer Warrants.

      5. LEGEND ON SHARES ISSUED UPON EXERCISE OF SOLICITING DEALER WARRANT.

      Each certificate for Shares initially issued upon exercise of the Soliciting Dealer Warrant, unless at the time of exercise such Shares are registered with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), shall bear the following legend:

      NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THESE SHARES SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

      Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of such counsel as shall be reasonably approved by the Company, the securities represented thereby need no longer be subject to such restrictions. Certificates for Shares shall also bear the legend provided for in the Company's Articles.

      6. PAYMENT OF TAXES.

      The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of the Soliciting Dealer Warrants or the Shares.


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      7. WARRANT PRICE.

      (a) The price per Share at which Shares shall be purchasable on the exercise of the Soliciting Dealer Warrant shall be $12 (the "Warrant Price"), subject, however, to adjustment as provided in Subsection (b) of this Section 7 and in Section 8.

      (b) Notwithstanding Subsection (a) of this Section 7 if, at the time of any exercise of the Soliciting Dealer Warrant, the Offering Price of Shares pursuant to the Prospectus has been increased, then the Warrant Price shall be adjusted (the "Adjusted Warrant Price") to be equal to one hundred twenty percent (120%) of the then current Offering Price of Shares offered or sold pursuant to the Prospectus.

      8. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

      The number and kind of securities purchasable upon the exercise of the Soliciting Dealer Warrant and the Warrant Price shall be subject to adjustment from time to time (in addition to any adjustments in accordance with Subsection
(b) of Section 7 above) upon the happening of certain events, as follows:

      (a) In case the Company shall: (i) pay a dividend in Shares or make a distribution in Shares; (ii) subdivide its outstanding Shares; (iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue, by reclassification of its Shares, other securities of the Company, then the number and kind of securities purchasable upon the exercise of the Soliciting Dealer Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the number and kind of securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Soliciting Dealer Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Subsection (a) shall become effective on the effective date of such event retroactive to the record date, if any, for such event.

      (b) No adjustment in the number of securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of securities (calculated to the nearest full Share thereof) then purchasable upon the exercise of the Soliciting Dealer Warrant or, if the Soliciting Dealer Warrant is not then exercisable, the number of securities purchasable upon the exercise of the Soliciting Dealer Warrant on the first date thereafter that the Soliciting Dealer Warrant becomes exercisable; provided, however, that any adjustment which by reason of this Subsection (b) is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

      (c) Whenever the number of Shares purchasable upon the exercise of the Soliciting Dealer Warrant is adjusted as herein provided, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator


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shall be the number of Shares purchasable upon the exercise of the Soliciting
Dealer Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

      (d) For the purpose of this Section 8, the term "Shares" shall mean: (i) the class of stock designated as the Shares of the Company at the date of this Agreement; or (ii) any other class of stock resulting from successive changes or reclassification of such Shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any shares of stock of the Company other than Shares, thereafter the number of such other shares of stock of the Company so purchasable upon the exercise of the Soliciting Dealer Warrants and the Warrant Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8.

      (e) Whenever the number of Shares and/or securities purchasable upon the exercise of the Soliciting Dealer Warrants or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment setting forth the number of Shares and/or securities purchasable upon the exercise of the Soliciting Dealer Warrants and/or the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

      (f) In case of any reclassification, capital reclassification, capital reorganization or other change in the outstanding Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Shares by way of dividend or other distribution, or of a subdivision or combination of the Shares), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change in the outstanding Shares of the Company) as a result of which the holders of the Company's Shares become holders of other shares of securities of the Company or of another corporation or entity, or such holders receive cash or other assets, or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon the exercise of the Soliciting Dealer Warrant the kind and number of securities and property which it would have owned or have been entitled to have received after the happening of such reclassification, capital reorganization, change in the outstanding Shares of the Company, consolidation, merger, sale or conveyance had the Soliciting Dealer Warrants been exercised immediately prior to such action.


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      The agreement referred to in this Subsection (f) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Subsection
(f) shall similarly apply to successive reclassification, capital reorganizations, changes in the outstanding Shares of the Company, consolidations, mergers, sales or conveyances.

      (g) Except as provided in this Section 8, no adjustment with respect to any dividends shall be made during the term of the Soliciting Dealer Warrants or upon the exercise of the Soliciting Dealer Warrants.

      (h) Irrespective of any adjustments in the Warrant Price (pursuant to Subsection (b) of Section 7 above or this Section 8) or the number or kind of securities purchasable upon the exercise of the Soliciting Dealer Warrant, the Soliciting Dealer Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price or number or kind of securities stated in the Soliciting Dealer Warrant initially issuable pursuant to this Agreement.

      9. FRACTIONAL INTEREST.

      The Company shall not be required to issue fractional Shares or securities upon the exercise of the Soliciting Dealer Warrants. If any such fractional Shares would, except for the provisions of this Section 9, be issuable upon the exercise of the Soliciting Dealer Warrants (or any specified portion thereof), the Company may, at its election, pay an amount in cash equal to the then current market price per Share multiplied by such fraction. For purposes of this Agreement, the term "current market price" shall mean: on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if

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such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

      10. NO RIGHTS AS STOCKHOLDER; NOTICES OF WARRANTHOLDER.

      Nothing contained in this Agreement or in the Soliciting Dealer Warrant shall be construed as conferring upon the Warrantholder or its transferee any rights as a Stockholder of the Company, either at law or in equity, including the right to vote, receive dividends, consents or notices as a Stockholder with respect to any meeting of Stockholders for the election of directors of the Company or for any other matter.

      11. REGISTRATION OF SOLICITING DEALER WARRANTS AND SHARES PURCHASABLE THEREUNDER.

      The distribution of the Soliciting Dealer Warrants and the Shares purchasable thereunder to the Dealer Manager and/or to one or more Soliciting Dealers is being registered as part of the Offering. The Company undertakes to make additional filings with the Commission to the extent required to keep the issuance of Shares issuable pursuant to the Soliciting Dealer Warrants to Soliciting Dealers registered through the date which shall be five years from the Effective Date of the Offering. Any sales or transfers of Shares so issued shall be subject in all respects to the limitations and restrictions contained in Subsection (d) of Section 2 and to the provisions of Section 5 above.

      12. INDEMNIFICATION.

      In the event of the filing of any registration statement with respect to the Soliciting Dealer Warrants or the Shares pursuant to Section 11 above, the Company and the Warrantholder (and/or selling Warrantholder or such holder of Shares, as the case may be), shall agree to indemnify and hold harmless the other to the same extent and in the same manner as provided in the Dealer Manager Agreement.

      13. CONTRIBUTION.

      In order to provide for just and equitable contribution under the Act in any case in which: (a) the Warrantholder or any holder of Shares makes a claim for indemnification pursuant to Section 12 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) that such indemnification may not be enforced in such case notwithstanding the fact that


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the express provisions of Section 12 hereof provide for indemnification in such case; or (b) contribution under the Act may be required on the part of the Warrantholder or any holder of Shares, the Company and the Warrantholder, or such holder of Shares, shall agree to contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, including, but not limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations in the same manner as provided by the parties in the Dealer Manager Agreement.

      14. NOTICES.

      Any notice given pursuant to this Agreement by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

      (a)   If to the Warrantholder, addressed to:

                           Inland Securities Corporation
                           2901 Butterfield Road
                           Oak Brook, Illinois  60523
                           Attn: Ms. Brenda G. Gujral, President

      (b)   If to the Company, addressed to:

                           Inland Retail Real Estate Trust, Inc.
                           2901 Butterfield Road
                           Oak Brook, Illinois  60523
                           Attn:  Ms. Roberta S. Matlin, Vice President

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

      15. PARTIES IN INTEREST.

      Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrantholder and, to the extent expressed, any holder of Shares, any Person controlling the Company or the Warrantholder or any holder of Shares, directors of the Company, nominees for directors (if any) named in the Prospectus, or officers of the Company who have signed the Registration Statement, any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the aforementioned parties.


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      16. SUCCESSORS.

      All the covenants and provisions of this Agreement by or for the benefit of the parties listed in Section 15 above shall bind and inure to the benefit of their respective executors, administrators, successors and assigns hereunder; provided, however, that the rights of the Warrantholder or holder of Shares shall be assignable only to those Persons specified in Subsection (d) of Section 1 hereof, in which event such assignee shall be bound by each of the terms and conditions of this Agreement.

      17. MERGER OR CONSOLIDATION OF THE COMPANY.

      The Company shall not merge or consolidate with or into any other Person or sell all or substantially all of its property to another Person unless it complies with the provisions of Subsection (f) of Section 8 hereof.

      18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

      19. CHOICE OF LAW.

      This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, including all matters of construction, validity, performance and enforcement, and without giving effect to the principles of conflict of laws.

      20. JURISDICTION.

      The parties submit to the jurisdiction of the Courts of the State of Illinois or a Federal Court impaneled in the State of Illinois for the resolution of all legal disputes arising under the terms of this Agreement.

      21. ENTIRE AGREEMENT.

      Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and all other oral, written or other communications between them concerning the subject matter of this Agreement.

      22. SEVERABILITY.

      If any provision of this Agreement is unenforceable, invalid or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

      23. CAPTIONS.

      The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

      24. COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                           Inland Retail Real Estate Trust, Inc.
                                           a Maryland corporation

                                           By:
                                              ----------------------------------
                                              Name

                                              ----------------------------------
                                              Title


                                           Inland Securities Corporation,
                                           an Illinois corporation

                                           By:
                                              ----------------------------------
                                              Name

                                              ----------------------------------
                                              Title

                                                                       EXHIBIT A

                      INLAND RETAIL REAL ESTATE TRUST, INC.

                   SOLICITING DEALER WARRANT NO. ____________

      NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED. TRANSFER OF THIS WARRANT IS ALSO RESTRICTED BY THAT CERTAIN WARRANT PURCHASE AGREEMENT DATED AS OF ___________, A COPY OF WHICH IS AVAILABLE FROM THE ISSUER.

      WARRANT TO PURCHASE ________ SHARES OF COMMON STOCK OF INLAND RETAIL REAL ESTATE TRUST, INC.

      Exercisable commencing on _________________, ____

      Void after 5:00 P.M. Central Standard Time on [FIVE YEARS AFTER EFFECTIVE DATE] (the "Exercise Closing Date").

      THIS CERTIFIES that, for value received, _____________________________ (the "Warrantholder"), or registered assigns, is entitled, subject to the terms and conditions set forth in this Warrant (the "Warrant"), to purchase from Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), _________ fully paid and nonassessable shares of Common Stock, $.01 par value per share (the "Shares") of the Company at any time during the period commencing on ______________, and continuing up to 5:00 P.M. central standard time on [FIVE YEARS AFTER EFFECTIVE DATE] for $12 per Share, and is subject to all the terms thereof, including the limitations on transferability as set forth in that certain Warrant Purchase Agreement between Inland Securities Corporation and the Company dated ____________. Pursuant to the Warrant Purchase Agreement, the exercise price of Shares purchased pursuant to this Warrant may be amended to a price equal to one hundred twenty percent (120%) of the then current offering price of Shares of the Company pursuant to the terms of the Prospectus dated
_______________.

      THIS WARRANT may be exercised by the holder thereof, in whole or in part, by the presentation and surrender of this Warrant with the form of Election to Purchase duly executed, with signature(s) guaranteed, at the principal office of the Company (or at such other address as the Company may designate by notice to the holder hereof at the address of such holder appearing on the books of the Company), and upon payment to the Company of the purchase price in cash or by certified check or bank cashier's check. The Shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares. The Shares so purchased shall be registered to the holder (and, if requested, certificates issued) promptly after this Warrant shall have been so exercised and unless this Warrant has expired or has been exercised, in full, a new Warrant identical in form, but representing the number of Shares with respect to which this Warrant shall not have been exercised, shall also be issued to the holder hereof.

      NOTHING CONTAINED herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights of a Stockholder of the Company.

                                        Inland Retail Real Estate Trust, Inc.,
                                        a Maryland corporation

                                        By:
                                           -------------------------------------
                                                 Name and Title

                                                                       EXHIBIT B

                      INLAND RETAIL REAL ESTATE TRUST, INC.

                              ELECTION TO PURCHASE

                            SOLICITING DEALER WARRANT

Inland Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois  60523

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached warrant (the "Warrant"), to purchase thereunder ______ shares of the Common Stock, $.01 par value per share, of Inland Retail Real Estate Trust, Inc. (the "Shares") provided for therein and hereby tenders $____________ in payment of the actual exercise price thereof, and requests that the Shares be issued in the name of ________________________
_______________________________________________________________________________
      (Please Print Name, Address and SSN or FEIN of Stockholder below)


--------------------------------------------------------------------------------

and, if said number of Shares shall not be the total possible number of Shares purchasable under the attached Warrant certificate, that a new Warrant certificate for the balance of the Shares purchasable under the attached Warrant certificate be registered in the name of the undersigned Warrantholder or his assignee as indicated below and delivered at the address state below:

         Dated:
               -------------------------------

Name of Warrantholder or Assignee:
                                  ----------------------------------------------
                                                  (Please Print)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------

                                                                       EXHIBIT C

                      INLAND RETAIL REAL ESTATE TRUST, INC.

                      SOLICITING DEALER WARRANT ASSIGNMENT

               (To be signed only upon assignment of the Warrant)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

         (Please Print Name, Address and SSN or FEIN of Assignee Below)

--------------------------------------------------------------------------------
the attached Soliciting Dealer Warrant No. ____________, to purchase ________ shares of Common Stock, $.01 par value per share, of Inland Retail Real Estate Trust, Inc. (the "Company"), hereby irrevocably constituting and appointing the Company and/or its transfer agent as its attorney to transfer said Warrant on the books of the Company, with full power of substitution.

     Dated:
           --------------------------

                                        ----------------------------------------
                                        Signature of Registered Holder

Signature Guaranteed:

-------------------------------------

                                        Note: The above signature must
                                        correspond with the name as written upon the face of the attached Warrant certificate in every particular respect, without alteration, enlargement or any change whatever, unless this Warrant has been duly assigned.


                                       1